UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	80-0661126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Asset Purchase Agreement

On March 6, 2012, Allied Tube & Conduit Corporation (“Allied Tube”), a wholly-owned indirect subsidiary of Atkore International Holdings Inc., entered into an Asset Purchase Agreement (the “APA”) with JMC Steel Group, Inc. (“JMC Steel”). Pursuant to the APA, JMC Steel will purchase and acquire from Allied Tube the real estate, building and improvements located at 600 Dean Sievers Place, Morrisville, Pennsylvania (the “Plant”) and certain equipment located at the Plant. The purchase price of the assets is $39,500,000.

The transaction is subject to the satisfaction or waiver of certain customary closing conditions, including the approval by JMC Steel of the title report and survey with respect to the Plant or the removal or satisfaction by Allied Tube of any exceptions shown thereon which are not acceptable to JMC Steel, and is currently expected to be completed in the third quarter of fiscal year 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ James A. Mallak
	Name:	James A. Mallak
	Title:	Chief Financial Officer

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